Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 19, 2012, in Amendment No. 2 to the Registration Statement (Form F-1 No. 333-180210) and related Prospectus of Novaled AG for the registration of its ordinary shares.

Ernst & Young GmbH

Wirtschaftsprüfungsgesellschaft

Leipzig, Germany

September 17, 2012

Stefania Mandler	Thomas Uhlig
Wirtschaftsprüfer	Wirtschaftsprüfer